SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF  THE SECURITIES AND EXCHANGE ACT OF 1934

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Tidewater Inc.

(Name of Registrant as Specified In Its Charter)

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TIDEWATER INC.
601 Poydras Street, Suite 1900
New Orleans, Louisiana 70130

June 12, 2002

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Tidewater Inc. to be held at the Pan-American Life Center Auditorium, 11th Floor, 601 Poydras Street, New Orleans, Louisiana, on Thursday, July 25, 2002, at 10:00 a.m., C.D.S.T.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have.

Stockholders are requested to vote by proxy as promptly as possible. Stockholders can vote by signing, dating, and returning the enclosed proxy card in the envelope provided. Stockholders can also call in their vote by touchtone telephone or send it over the Internet using the instructions on the proxy card. If you attend the meeting, which we hope you will do, you may vote in person even if you have previously voted by proxy.

Sincerely,

DEAN E. TAYLOR
President and Chief Executive Officer

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

If you plan to attend the meeting in person, please bring the following:

1.	Proper identification (preferably a driver’s license); and

2.	Acceptable Proof of Ownership if your shares are held in “Street Name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is a letter from your broker stating that you owned Tidewater Inc. stock on the record date or an account statement showing that you owned Tidewater Inc. stock on the record date.

The Company may exclude from the meeting any person who is not a stockholder of record on the record date (or a duly designated proxy) or a street name holder on the record date evidenced as described above.

TIDEWATER INC.
601 Poydras Street, Suite 1900
New Orleans, LA 70130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of TIDEWATER INC. will be held in the Pan-American Life Center Auditorium, 11th Floor, 601 Poydras Street, New Orleans, Louisiana, on Thursday, July 25, 2002, at 10:00 a.m., C.D.S.T., to vote upon the following matters:

1.	The election of three directors for a term of three years;

2.	Reapproval of the Executive Officer Annual Incentive Plan;

3.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2003; and

4.	Such other matters as may properly come before the meeting or any adjournment thereof.

The record date for the determination of stockholders entitled to notice of and to vote at the meeting has been fixed as June 5, 2002.

You are requested to vote by proxy as promptly as possible. You can vote by signing, dating, and returning the enclosed proxy card in the envelope provided. You can also call in your vote by touchtone telephone or send it over the Internet using the instructions on the proxy card. If you attend the meeting, which we hope you will do, you may vote in person even if you have previously voted by proxy.

By Order of the Board of Directors

CLIFFE F. LABORDE
Executive Vice President, Secretary
and General Counsel

New Orleans, Louisiana
June 12, 2002

TIDEWATER INC.
601 Poydras Street, Suite 1900
New Orleans, LA 70130

PROXY STATEMENT

SOLICITATION OF PROXIES

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of Tidewater Inc. (the “Company”) of proxies to be used at the Annual Meeting of Stockholders of the Company which will be held in the Auditorium of the Pan-American Life Center, 601 Poydras Street, New Orleans, Louisiana, on Thursday, July 25, 2002, at 10:00 a.m., C.D.S.T., and at any adjournment thereof. Only stockholders of record at the close of business on June 5, 2002, are entitled to vote at the meeting or any adjournment thereof.

The Company will bear the costs of soliciting proxies. Proxies may be solicited, without extra remuneration, by Directors, officers, or employees of the Company, by mail, telephone, internet, telex, telefax, telegram, or personal interview. The Company will reimburse brokers, banks, and other custodians, nominees, or fiduciaries for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners of shares.

REVOCATION OF PROXIES

Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the meeting or by delivering written revocation or a later dated proxy to the Secretary of the Company.

SHARES OUTSTANDING AND VOTING PROCEDURES

The Bylaws of the Company (the “Bylaws”) provide that the holders of a majority of the shares of common stock of the Company, par value $.10 per share (the “Common Stock”), issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The Bylaws further provide that, except as otherwise provided by statute, the Certificate of Incorporation of the Company, or the Bylaws, all matters coming before the Annual Meeting shall be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote.

Abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be a part of the voting power present with respect to such proposals, will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

As of the close of business on June 5, 2002, the Company had 60,541,723 shares of Common Stock that were issued, outstanding, and entitled to vote. Each share of Common Stock is entitled to one vote with respect to matters to be voted upon at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table indicates the name, address, and stock ownership of each person known by the Company to own beneficially more than 5% of the Common Stock as of June 5, 2002:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
FMR Corporation	5,229,590	(1)	8.6	%(5)
82 Devonshire St.
Boston, MA 02109

Mellon Financial Corporation	4,262,513	(2)	7.0	%(5)
One Mellon Center
Pittsburgh, PA 15258

American Century Investment Management, Inc.	3,642,469	(3)	6.0	%(5)
4500 Main St.
P.O. Box 418210
Kansas City, MO 64141-9210

Whitney National Bank, as Trustee	4,250,899	(4)	7.0	%(5)
of the Tidewater Inc. Grantor
Stock Trust
228 St. Charles Avenue
New Orleans, LA 70130

(1)	Based on Schedule 13G dated February 14, 2002, filed with the Securities and Exchange Commission by FMR Corporation.
(2)	Based on Schedule 13G dated January 24, 2002, filed with the Securities and Exchange Commission by Mellon Financial Corporation.
(3)	Based on Schedule 13G dated February 8, 2002, filed with the Securities and Exchange Commission by American Century Investment Management, Inc.
(4)
The Company created the Tidewater Inc. Grantor Stock Trust (the “Trust”) to acquire, hold and distribute shares of Common Stock for the payment of benefits and compensation under the Company’s employee benefit plans, including the Company’s stock option plans and 401(k) plan. Under the Trust, Whitney National Bank as Trustee (the “Trustee”), will vote all shares of Common Stock held in the Trust (the “Trust Shares”) in accordance with instructions received from current and former employees of the Company (excluding members of the Board of Directors of the Company) who participate in the Company’s 401(k) plan or hold options to purchase Common Stock granted under the Company’s stock option plans (the “Eligible Participants”). For each Eligible Participant, the Trustee will vote or abstain from voting, according to instructions received from that Eligible Participant, with respect to that number of Trust Shares that results from multiplying (x) the total number of Trust Shares as of the record date by (y) a fraction, the numerator of which is the sum of the number of shares of Common Stock allocated to the account of such Eligible Participant in the 401(k) Plan and the number of shares of Common Stock that are subject to stock options held by such Eligible Participant, and the denominator of which is the total number of shares of Common Stock in the 401(k) plan allocated to Eligible Participants and the total number of shares of Common Stock subject to options held by Eligible Participants, as to which the Trustee has received voting instructions.

(5)	Based on 60,541,723 shares of Common Stock outstanding on June 5, 2002.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of the Common Stock as of June 5, 2002, with respect to each Director and the executive officers named in the Summary Compensation Table and by all Directors and executive officers as a group:

Name	Amount and Nature of Beneficial Ownership*		Percent of Class (6)
Robert H. Boh	28,000	(1)	**
Arthur R. Carlson	7,100	(1)**
Stephen W. Dick	157,170	(2)(3)	**
Cliffe F. Laborde	235,750	(2)(3)(4)	**
J. Keith Lousteau	139,940	(2)(3)	**
Jon C. Madonna	10,000	(1)	**
Paul W. Murrill	5,100	(1)	**
William C. O’Malley	1,133,412	(2)	1.9%
Lester Pollack	22,000	(1)	**
Richard A. Pattarozzi	2,000		**
Larry T. Rigdon	248,602	(2)(3)	**
J. Hugh Roff, Jr.	24,000	(1)	**
Donald G. Russell	17,750	(1)	**
Dean E. Taylor	160,877	(2)	**
All Directors and Executive Officers as a group (14 persons)	2,191,701	(3)(5)	3.6%

*	Unless otherwise indicated by footnote, all shares are held by the named individuals with sole voting and investment power.

**	Less than 1.0%.

(1)
Includes shares that may be acquired within 60 days upon exercise of Non-Employee Director Stock Options, as follows: Mr. Boh, 21,000; Mr. Carlson, 4,000; Mr. Madonna, 8,000; Dr. Murrill, 4,000; Mr. Pollack, 22,000; Mr. Roff, 21,000; and Mr. Russell, 15,000.

(2)
Includes shares that may be acquired within 60 days upon exercise of Employee Stock Options, together with related restricted stock awards, as follows: Mr. Dick, 152,051; Mr. Laborde, 225,592; Mr. Lousteau, 135,625; Mr. O’Malley, 1,002,292; Mr. Rigdon, 235,000; and Mr. Taylor, 157,778. Also includes shares attributable to accounts under the Company’s 401(k) Savings Plan as follows: Mr. Dick, 2,419; Mr. Laborde, 1,040; Mr. Lousteau, 4,120; Mr. O’Malley, 594; Mr. Rigdon, 1,664; and Mr. Taylor, 3,099.

(3)
Does not include shares held in the Tidewater Inc. Grantor Stock Trust with respect to which Messrs. Dick, Laborde, Lousteau and Rigdon and other participants (other than members of the Company’s Board of Directors) in the Company’s stock option plans and 401(k) Savings Plan have the power to direct the vote on a pro rata basis.

(4)	Includes 1,893 shares held in trusts for Mr. Laborde’s minor children, beneficial ownership of which is disclaimed.

(5)
Includes 2,004,338 shares of Common Stock that such persons have the right to acquire within 60 days through the exercise of options together with related restricted stock awards; 4,337 shares for which Directors and executive officers reported indirect ownership and disclaim beneficial ownership; and 11,272 shares of Common Stock attributable to such persons’ accounts in the Company’s 401(k) Savings Plan, as to which shares such persons have sole voting power only.

(6)
Calculated on the basis of 60,541,723 shares of Common Stock outstanding at June 5, 2002, and includes for each person and group the number of shares the person or group has the right to acquire within 60 days.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Company’s Certificate of Incorporation divides the Board of Directors into three classes, as nearly equal in number as possible, with each class of Directors serving a three year term. The term of office of each class of Directors expires in rotation so that one class is elected at each Annual Meeting for a full three-year term. All of the nominees for Director are currently serving as Directors.

The Board of Directors has nominated and urges you to vote FOR the election of Robert H. Boh, Richard A. Pattarozzi and Donald G. Russell for terms of office ending in 2005. Proxies solicited hereby will be so voted unless stockholders specify otherwise in their proxies.

It is intended that the proxies solicited hereby will be voted FOR the election of each of the nominees. In the event any nominee is not a candidate when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. The Board of Directors has no reason to believe that any nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a Director. In no event, however, will the proxies be voted for a greater number of persons than the number of nominees named.

Nominees for election at this meeting to terms expiring in 2005:

Robert H. Boh, 71, Chairman and former President and Chief Executive Officer of Boh Bros. Construction Co. L.L.C. (general construction contractor); and Chairman of Hibernia Corporation and Hibernia National Bank. Director since 1978.

Richard A. Pattarozzi, 59, former Vice President of Shell Oil Company E&P and President and Chief Executive Officer of Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. Director of Global Industries, Inc., Stone Energy, Inc., Transocean, Inc., and Superior Energy Services, Inc. Director since 2001.

Donald G. Russell, 70, Chairman of Russell Companies (oil and gas investments) since 1998; Executive Vice President of Sonat Inc. 1993-1998; Chairman of the Board and Chief Executive Officer of Sonat Exploration Company 1988-1998. Director since 1998.

Directors whose terms continue until 2003:

Arthur R. Carlson, 61, Chairman, Energy and Infrastructure, TCW Group, Inc. (investment advisor); and Director of TCW Asset Management Company. Director since 1982.

Jon C. Madonna, 59, Chairman, DigitalThink, Inc. since April 2000, previously President and Chief Operating Officer since January 2000; President and Chief Executive Officer of Carlson Wagonlit Travel 1999-2000; Vice Chairman of Travelers Group 1997-1998; Chairman and Chief Executive Officer of KPMG Peat Marwick 1990-1996; and Director of Neuberger Berman, Inc. and DigitalThink Inc. Director since 1999.

William C. O’Malley, 65, Chairman of the Company since 1994; formerly President (1994-2001) and Chief Executive Officer (1994-2002) of the Company; prior thereto, served as Chairman of the Board and Chief Executive Officer of Sonat Offshore Drilling, Inc.; and Director of Hibernia Corporation, and BE&K. Director since 1994.

Directors whose terms continue until 2004:

Paul W. Murrill, 67, Professional Engineer; Chairman of Piccadilly Cafeterias, Inc.,1994-2000; Special Advisor to the Chairman of the Board of Gulf States Utilities Co. (public utility), 1987-1989, its Chairman, 1982-1987, and its Chief Executive Officer, 1982-1986; and Director of ChemFirst, Inc., Entergy Corporation, and Howell Corporation. Director since 1981.

Lester Pollack, 68, Managing Director of Centre Partners Management LLC since 1995; Managing Director of Lazard Frères & Co. LLC 1986-1999 (prior thereto a general partner); Chairman of the Board of Firearms Training Systems, Inc.; and Director of American Seafoods Group, LLC, Bank Leumi USA, Nationwide Credit, Parlex Corporation, and Rembrandt Photo Services. Director since 1992.

J. Hugh Roff, Jr., 70, Chairman of the Board of Roff Resources LLC (energy investments) since 1998; Chairman of the Board of PetroUnited Terminals, Inc. (petrochemical terminals) 1986-1998; and Advisory Director of Chase Bank of Texas, N.A. Director since 1986.

Dean E. Taylor, 54, President and Chief Executive Officer of the Company; President since October 5, 2001 and Chief Executive Officer since March 28, 2002; Executive Vice President of the Company since 2000. Director since 2001.

COMMITTEES OF THE BOARD

The Company has standing Audit, Compensation and Finance Committees of the Board of Directors. During fiscal 2002, seven meetings of the Board of Directors were held. Each Director attended at least 75% of the aggregate of the meetings of the Board and the Committees on which he served.

The Company’s Audit Committee is composed of Messrs. Madonna, Murrill, Pattarozzi and Russell. The Committee met five times during fiscal 2002. The Audit Committee’s primary function, which is described in its charter, is to oversee management’s conduct of the Company’s financial reporting process. Among the Audit Committee’s key responsibilities are to review with management and the outside auditors the Company’s audited financial statements, discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls, discuss with the outside auditors the quality and acceptability of the accounting principles applied, review the independence of the outside auditors, recommend the selection of the outside auditors and review and approve the scope and cost of audit and non-audit services to be performed by the outside auditors.

The Company’s Compensation Committee is composed of Messrs. Boh, Carlson, Pollack, and Roff. The Committee met five times during fiscal 2002. The principal functions of the Committee include responsibility for considering all substantive elements of the Company’s total employee compensation package, including overall plan design for each of the Company’s major benefit programs, and determining appropriate actuarial assumptions and funding methods. The Committee also has responsibility for determining salary and bonus awards for executive officers and determining stock option and restricted stock awards for all key employees.

The Company’s Finance Committee is composed of Messrs. Boh, Carlson, and Murrill. The Committee met four times during fiscal 2002. The principal functions of the Committee include responsibility for reviewing capital structure, dividend policy, corporate liquidity, and issuance of debt and equity securities. The Committee also has responsibility for appointing and monitoring independent investment managers and establishing investment policies and guidelines for employee benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s Compensation Committee are Messrs. Boh, Carlson, Pollack and Roff. None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity one of whose executive officers served as a Director or on the Compensation Committee of the Company.

DIRECTOR COMPENSATION

Outside Directors of the Company receive an annual retainer of $30,000 and a fee of $1,500 for attendance at each Board meeting. The chairman of each Board committee receives an additional annual retainer of $5,000, and each committee member, including the chairman, receives a fee of $1,200 for attendance at each committee meeting.

Outside Directors also receive an annual grant of options to purchase up to 5,000 shares of Common Stock, the exact number to be set by the Compensation Committee. Outside Directors will receive an option to purchase 2,500 shares of Common Stock on the day of the 2002 Annual Meeting of Stockholders. The exercise price of the stock option is equal to the closing price for the Common Stock reported on the New York Stock Exchange consolidated tape on that date.

William C. O’Malley, the former President and Chief Executive Officer, will continue to serve as Chairman of the Board through the 2003 Annual Meeting of Stockholders and will be paid $100,000 for his services as Chairman during that period. He will also receive the additional benefits described under “Executive Compensation – Termination of Employment and Retirement Arrangements” and the regular compensation paid to Outside Directors.

The Company provides a Deferred Compensation Plan pursuant to which an Outside Director may elect to defer all or a portion of the fees that are payable to him from the Company. Deferred amounts are credited to an account in the name of the Director as phantom shares of the Company’s Common Stock or as units in one or more investment funds made available through the plan. Upon termination of Board service with the Company or on another date chosen by the Director, amounts accrued under the plan are payable either in a lump sum or over a period of two to ten years, at the election of the participant. A distribution from the plan may also be made upon a change of control of the Company or in the event of hardship. Two Directors participated in the Deferred Compensation Plan during fiscal 2002.

The Company also provides a Retirement Plan for the benefit of Outside Directors who retire from the Board on or after reaching age 65 or after completing five or more years of service on the Board. Under the Retirement Plan, an eligible Director will be entitled to an annual benefit equal to the annual retainer fee for a Board member at the time of his retirement. An eligible Director who was a member of the Board on May 31, 2001, will receive the annual benefit for a term equal to the number of years the retired Director served as an Outside Director. An eligible Director who joins the Board after May 31, 2001, will receive the annual benefit for a term equal to the number of years the retired director served as an Outside Director, but not to exceed five years. If a Director dies prior to payment of his benefit, a death benefit is payable to his beneficiaries equal to the then present value of the unpaid benefit.

The Deferred Compensation Plan and the Retirement Plan both provide for the protection of benefits in the event of a change of control of the Company and also permit the acceleration of payment of benefits in such event.

EXECUTIVE COMPENSATION

The following table summarizes, for each of the three fiscal years ended March 31, 2000, 2001, and 2002, the compensation paid to each of the executive officers of the Company in all capacities in which they served:

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation(1)
Name and Principal Position	Fiscal Year	Salary	Bonus	No. of Options Awarded	All Other Compensation(2)
William C. O’Malley, Chairman, President and Chief Executive Officer (3)	2002 2001 2000	$750,000 700,000 700,000	$1,151,567 950,000 1,000,000	100,000 50,000 75,000	$28,308 25,359 24,876

Dean E. Taylor, President and Chief Executive Officer (4)	2002 2001 2000	270,000 194,138 170,000	271,064 247,104 135,109	125,000 75,000 35,000	13,880 10,183 8,976

Cliffe F. Laborde, Executive Vice President, Secretary and General Counsel	2002 2001 2000	240,000 233,448 230,000	197,734 241,260 210,835	20,000 75,000 35,000	13,008 11,362 10,776

Stephen W. Dick Executive Vice President	2002	203,333	182,634	52,500	12,652

Larry T. Rigdon, Executive Vice President (5)	2002 2001 2000	240,000 201,379 180,000	220,000 247,014 165,002	— 75,000 35,000	10,887 9,930 8,496

J. Keith Lousteau, Senior Vice President and Chief Financial Officer	2002 2001 2000	200,000 176,488 140,000	171,198 205,845 128,335	30,000 60,000 30,000	11,658 9,621 8,076

(1)
As of March 31, 2002, Mr. Dick held a restricted stock award for 902 shares of restricted stock with a value of $38,200, Mr. Laborde held a restricted stock award for 403 shares of restricted stock with a value of $17,067, and Mr. Taylor held a restricted stock award for 178 shares of restricted stock with a value of $7,538. Mr. O’Malley held 50,000 shares of restricted stock with a value of $2,013,000 that vested when he reached age 65 in March 2002.

(2)
Consists of $5,808 in 2002, $4,359 in 2001 and $3,876 in 2000 of health care premiums paid by the Company each year on behalf of each named executive officer under the Company’s Executive Medical Plan and the following amounts contributed by the Company on behalf of each named executive officer pursuant to the Company’s Savings Plan and Supplemental Savings Plan: Mr. O’Malley, $22,500 in 2002, $21,000 in 2001 and $21,000 in 2000; Mr. Taylor $8,072 in 2002, $5,824 in 2001 and $5,100 in 2000; Mr. Laborde, $7,200 in 2002, $7,003 in 2001 and $6,900 in 2000; Mr. Dick, $6,844 in 2002; Mr. Rigdon $5,079 in 2002, $5,579 in 2001, and $4,620 in 2000; and Mr. Lousteau $5,850 in 2002, $5,262 in 2001 and $4,200 in 2000.

(3)	Mr. O’Malley retired from his position as Chief Executive Officer of the Company on March 28, 2002.

(4)	Mr. Taylor was named President on October 5, 2001, and Chief Executive Officer upon William C. O’Malley’s retirement on March 28, 2002.

(5)	Mr. Rigdon ceased to serve as an executive officer of the Company on April 1, 2002.

Stock Options

The following table contains certain information concerning the grant of stock options to the named individuals during the fiscal year ended March 31, 2002

OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 2002

Name	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Last Fiscal Year	Exercise Price	Expiration Date	Grant Date Present Value(2)
William C. O’Malley	50,000 50,000	5.9% 5.9%	$35.29 27.85	3/28/07 3/28/07	$768,500 606,500
Dean E. Taylor	50,000 75,000	5.9% 8.9%	28.33 40.28	10/5/11 3/27/12	617,000 1,316,250
Cliffe F. Laborde	20,000	2.4%	40.28	3/27/12	351,000
Stephen W. Dick	17,500 35,000	2.1% 4.1%	35.29 40.28	7/26/11 3/27/12	268,975 614,250
Larry T. Rigdon	—	—	—	—
J. Keith Lousteau	30,000	3.6%	40.28	3/27/12	526,500

(1)
The options become exercisable one-third per year and are fully exercisable three years after the date of grant. Exercisability is accelerated upon a change of control, and exercisability of Mr. O’Malley’s options were accelerated upon his retirement.

(2)
The theoretical values on grant date are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate the option’s theoretical value, including the stock’s historical volatility, dividend rate, exercise period of the option and interest rates. The grant date theoretical value above assumes an expected stock price volatility of 48.9%, an expected annual dividend yield of 1.4%, a 5.0% risk free rate of return and an expected five year stock option life.

Option Exercises and Holdings

The following table sets forth certain information concerning the exercise of options during the fiscal year ended March 31, 2002, and unexercised options held on March 31, 2002:

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 2002
AND OPTION VALUES AS OF MARCH 31, 2002

Name	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Shares Underlying Unexercised Options at March 31, 2002		Value of Unexercised In-the-Money Options At March 31, 2002(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William C. O’Malley(3)	–0–	–0–	1,100,000	–0–	$9,796,125	–0–
Dean E. Taylor	–0–	–0–	157,600	186,667	1,445,660	982,212
Cliffe F. Laborde	–0–	–0–	225,189	81,667	2,067,699	167,362
Stephen W. Dick	–0–	–0–	145,316	74,167	1,689,861	297,000
Larry T. Rigdon	4,058	$42,086	235,000	25,000	1,865,125	4,063
J. Keith Lousteau	–0–	–0–	145,625	80,000	1,329,000	169,600

(1)	Reflects the difference between the closing sale price of the Company’s Common Stock on the exercise date and the exercise price of the options.
(2)	Reflects the difference between the closing sale price of $42.35 per share of the Company’s Common Stock on March 29, 2002, and the exercise price of the options.

(3)
Includes exercisable options for 97,708 shares which Mr. O’Malley has assigned to a trust for the benefit of his children. Mr. O’Malley does not have voting or investment power with respect to the shares subject to these options.

Pension Plans

The Company and its participating subsidiaries sponsor a defined benefit pension plan (“Pension Plan”) and a Supplemental Executive Retirement Plan (“SERP”) covering eligible employees. The SERP provides certain benefits for Company officers that the Pension Plan is prevented from providing because of compensation and benefits limits in the Internal Revenue Code. The Pension Plan and the SERP are referred to together as the “Pension Program”.

An officer’s benefits under the Pension Program are based on his highest average of 5 consecutive calendar years of pay over the last 10 years (“final average pay”). Upon normal retirement at age 65, an officer participating in the Pension Program receives a monthly benefit equal to the sum of (i) 2% of the portion of final average pay that exceeds Social Security covered compensation, times years of service up to a maximum of 35, plus (ii) 1.35% of the portion of final average pay that does not exceed Social Security covered compensation, times years of service up to a maximum of 35, plus (iii) 1% of final average pay times years of service in excess of 35 years. Early retirement benefits are available upon retirement after attaining age 55 and completing 10 years of service. There is no reduction for benefits that begin at age 62 or later. For retired employees electing commencement between age 55 and 62, the reduction is 5% per year for each year prior to age 62. A retired employee may select a life annuity or one of several optional forms of settlement.

Employees completing five years of credited service are 100% vested in their Pension Program benefits. Messrs. O’Malley, Taylor, Laborde, Dick, Rigdon and Lousteau, have 7, 23, 10, 29, 28 and 24 years of credited service, respectively, under the Company’s Pension Program.

The following table sets forth estimated aggregate annual benefits payable in the form of a straight life annuity under the Pension Program upon retirement at age 65 to persons in the remuneration and years-of-service classifications specified. Benefits are not subject to any deduction for Social Security or other offset amounts.

PENSION PLANS TABLE

Five-Year Final Average Earnings	Years of Credited Service at Retirement
	15	20	25	30	35
$ 400,000	$116,154	$154,872	$193,590	$232,308	$271,026
$ 500,000	146,154	194,872	243,590	292,308	341,026
$ 600,000	176,154	234,872	293,590	352,308	411,026
$ 700,000	206,154	274,872	343,590	412,308	481,026
$1,000,000	296,154	394,872	493,590	592,308	691,026
$1,300,000	386,154	514,872	643,590	772,308	901,026
$1,600,000	476,154	634,872	793,590	952,308	1,111,026
$1,900,000	566,154	754,872	943,590	1,132,308	1,321,026
$2,200,000	656,154	874,872	1,093,590	1,312,308	1,531,026

Employment Contracts

On September 27, 2000, the Company entered into an Employment Agreement (the “Employment Agreement”) with William C. O’Malley, pursuant to which Mr. O’Malley served as the Chairman, President and Chief Executive Officer of the Company through his replacement as President on October 5, 2001, and his retirement as Chief Executive Officer on March 28, 2002. Under the Employment Agreement, the Company agreed to pay Mr. O’Malley an annual base salary of $700,000. In addition, Mr. O’Malley was eligible for an annual incentive bonus in accordance with the terms of the Executive Officer Annual Incentive Plan. Under the Employment Agreement, the Company agreed to pay Mr. O’Malley additional amounts necessary in order that his total retirement benefits would not be less than the benefits he would have been entitled to receive under the retirement plans of his previous employer. Upon death or disability, Mr. O’Malley or his estate would have been paid 50% of the base salary that he was entitled to receive under the Employment Agreement for the remaining term.

Termination of Employment and Retirement Arrangements

The Company entered into a Continuing Employment and Separation Agreement with Larry T. Rigdon effective January 22, 2002. Under that agreement, Mr. Rigdon will continue to be employed by the Company until the earlier of March 31, 2003, or the date he becomes employed by or begins providing services to another, unless terminated earlier under the terms of the agreement (the “Employment Term”). However, Mr. Rigdon will continue to be treated as an employee of the Company for purposes of his stock options until March 31, 2003, unless he becomes employed by or begins providing services to a direct competitor of the Company. Mr. Rigdon has agreed to be available to consult with and advise the Company during this additional period. Mr. Rigdon’s salary and other benefits will remain the same throughout the Employment Term, except that he will not be paid a bonus for the fiscal year ending March 31, 2003. If the Employment Term ends prior to March 31, 2003, except as a result of termination by the Company for “Cause,” as defined, or by Mr. Rigdon without “Good Reason,” as defined, Mr. Rigdon will be paid $20,000 per month until March 31, 2003, and will also be provided with continuing life, health and disability insurance during this period, offset by any earnings or insurance benefits provided to him as compensation for services provided to another. The agreement also provides for the acceleration of vesting and the extension of the exercise period of certain of Mr. Rigdon’s stock options, service credit through March 31, 2003, under the Supplemental Retirement Plan and retiree life and medical insurance coverage. Mr. Rigdon has agreed not to solicit employees of the Company to work for Mr. Rigdon or another through March 31, 2003, and to maintain the confidentiality of Company information.

In connection with William C. O’Malley’s retirement as Chief Executive Officer, the Company agreed to provide Mr. O’Malley with certain benefits in addition to those already provided by the terms of the Company’s retirement plans and Mr. O’Malley’s Employment Agreement. Mr. O’Malley will be permitted to continue to participate in the Company’s Executive Medical Plan for 18 months following his retirement. In addition, through the date of the 2003 Annual Meeting of Stockholders and while Mr. O’Malley continues to serve as Chairman of the Board, he will be paid a fee of $100,000 and will be permitted to continue to receive perquisites customary and appropriate for the Chairman and retired Chief Executive Officer, including payment of club membership and industry association dues and expenses and provision of office space, clerical support and parking. While serving as a member of the Board of Directors, Mr. O’Malley will also receive the same compensation as is paid to other Outside Directors.

Change of Control Agreements

The Company has in effect change of control agreements (the “Change of Control Agreements”) with each current executive officer. The Change of Control Agreements provide for continued employment for a two-year period following a change of control (the “Employment Term”). Should the officer’s employment be terminated during the Employment Term for any reason other than death, disability or “Cause”, as defined, or should the officer terminate his employment for “Good Reason”, as defined, the officer will become entitled to certain benefits. The benefits include a lump sum payment equal to three times the officer’s base salary at termination, plus a payment equal to three times the greater of the average of his last three bonuses or the target bonus for which the officer is eligible within the following twelve months. The Change of Control Agreements also provide for a pro-rated bonus assuming performance at the target level for the portion of the year prior to termination. Also, the officer will be entitled to continued life and health insurance benefits for thirty-six months following the date of termination. The officer will immediately become fully vested in his benefits under each supplemental or excess retirement plan of the Company in which the officer participated. In addition, the Company will contribute to a trust for the officer’s account an amount equal to the additional benefits to which the officer would have been entitled under any qualified or non-qualified defined benefit or defined contribution plan of the Company, as if the officer had continued to participate in such plan for three years following the change of control.

The Change of Control Agreement with Mr. O’Malley, which is no longer in effect, also provided that he was entitled to payments related to any excise tax that arose as a result of the “excess parachute payment” provisions of section 4999 of the Internal Revenue Code of 1986. The payments were intended to place Mr. O’Malley in the same after-tax position as he would have been in had such excise tax not been applicable to him. The Change of Control Agreements with the other named executive officers provide that if the officer would be in a better after-tax position if the benefits payable under the Change of Control Agreements were reduced to avoid the excise tax, then a reduction will occur. Mr. O’Malley’s Change of Control Agreement also continued in effect any additional retirement, death and disability benefits provided by an employment agreement in effect at the time of a change of control.

COMPENSATION COMMITTEE REPORT

Principles of Executive Compensation

The Compensation Committee of the Board of Directors is composed of independent Outside Directors who are responsible for Tidewater’s compensation programs. The executive compensation program is designed to help the Company attract, motivate, and retain the executive talent that the Company needs in order to maximize its return to stockholders. Toward that end, the Company’s executive compensation program has been structured based on the following principles:

•    Competitive Levels of Compensation—Tidewater attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications. Total compensation is defined to include base salary, annual incentive bonus, long-term incentives, and executive benefits.

The Company’s philosophy is to provide a total compensation package which is market driven. The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys and proxy statements for comparable organizations. Tidewater considers market pay data for general industry companies with comparable revenues to Tidewater and the Value Line oilfield service peer group of companies used in the total stockholder return graph in this proxy statement in setting competitive compensation levels.

•    Pay for Performance—Tidewater’s base salary and incentive plans are managed within a pay for performance framework. As a result, while the expected value of an executive’s compensation package may be market driven, actual payments made to executives in a given year may be higher or lower than competitive market rates because of Company and individual performance.

•    Focus on Annual and Long Term Results—As part of its pay for performance program, Tidewater maintains both an annual and a long-term incentive plan for key employees. The purpose of the annual incentive plan is to reward short-term performance that is tied to the Company’s annual business objectives. The long-term incentive plan focuses on providing stock based incentives which are intended to be consistent with the goals of long-term stockholders.

Description of the Current Executive Compensation Program

This section describes each of the principal elements of the Company’s executive compensation program with specific reference to the objectives discussed above. The Company’s compensation program is periodically reviewed to ensure an appropriate mix of base salary, annual incentive, and long-term incentive within the philosophy of providing competitive total direct compensation opportunities.

Base Salary Program.    Tidewater believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Discretionary base salary adjustments are also made based upon each individual employee’s performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Generally, salaries for executives are reviewed annually based on a variety of factors, including individual performance, general levels of market salary increases, the Company’s overall financial condition and industry conditions. William O’Malley received a $50,000 base salary increase during fiscal year 2002. Dean Taylor and Stephen Dick, received promotional base salary increases during fiscal year 2002, as part of an organizational restructuring.

Annual Incentive Plan.    Tidewater provides an annual management incentive plan in which all executive officers other than the Chief Executive Officer participate. The annual incentive plan is intended to attract, motivate, and retain high quality executives by offering variable pay tied to Company and individual performance. This program is also an important component in providing a fully competitive compensation package to the Company’s executive officers.

A bonus pool is established each year based on the Company’s overall performance against measures established by the Compensation Committee of the Board of Directors. In fiscal 2002, two performance measures were considered: (1) adjusted net income compared to the budget, and (2) return on total capital compared to a peer group consisting of the Value Line Oilfield Services Group and three direct competitors. As in prior years, the weight of the adjusted net income versus budget measure was 66.67% to once again underscore the Company’s emphasis on net income, and the weight of the return on total capital measure was maintained at 33.33%.

For fiscal 2002, the Company did not reach the target level for adjusted net income as compared to the budget and exceeded the target for return on total capital. As a result, the overall company performance measures generated a bonus pool from which payouts were made. Individual awards from the established bonus pool are approved by the Compensation Committee. The Chief Executive Officer provides advice to the Committee for specific individual awards. Individual awards from the pool are based on a combination of objective performance criteria (such as operating margins, business unit performance, and the attainment of safety goals), as well as discretionary evaluation of individual employee performance. The Chief Executive Officer participates in a separate Executive Officer Annual Incentive Plan, which is described below under “2002 Chief Executive Officer Compensation.”

Long-Term Incentive Plan.    In recent years, Tidewater has provided long-term incentives in the form of stock options to its executives. Stock options are intended to reward participants for generating appreciation in the Company’s stock price through their individual performance. Stock options granted during the last fiscal year were granted at the fair market value on the date of grant. All stock options have a term of 10 years and vest one-third per year commencing one year following the grant date.

Tidewater’s overall stock option grant levels generally are established by considering industry conditions and market data on grant levels. Individual grants are based on a subjective evaluation of level of responsibility, individual performance, and the expected value of future service to the Company.

2002 Chief Executive Officer Compensation

William C. O’Malley served as Chief Executive Officer pursuant to an employment contract entered into in September 2000 with a term ending with the date of his planned retirement in March 2002. The employment contract continued Mr. O’Malley’s annual base salary at $700,000. At the March 29, 2001, Compensation Committee meeting, in recognition of his service to the Company, a $50,000 base salary increase was given to Mr. O’Malley for the coming fiscal year, bringing his new base salary to $750,000.

Under the terms of the Executive Officer Annual Incentive Plan, Mr. O’Malley was eligible for an annual incentive award for fiscal 2002. This plan provides for payment of a variable bonus contingent upon achievement of certain Company performance goals. For fiscal 2002, the performance measures were: 1) adjusted net income versus budget; 2) return on total capital as compared to a peer group consisting of the Value Line Oilfield Services Group and three direct competitors; and 3) safety performance. The actual amount of the incentive award is dependent upon the attainment of corporate performance in each of these three criteria. The target payout is 113% of base salary; the maximum payout is 208% of base salary. For fiscal 2002, Company performance exceeded the target for the return on total capital and safety measures, but did not achieve the target levels for adjusted net income as compared to the budget. As a result, the overall Company performance measures generated a fund from which $851,567 was awarded to Mr. O’Malley. In addition, Mr. O’Malley was awarded a special one-time bonus of $300,000 in recognition of his exceptional performance during fiscal 2002.

In fiscal 2002, Mr. O’Malley was granted stock options to purchase 100,000 shares of Common Stock based upon the Committee’s subjective evaluation of Mr. O’Malley’s performance during the last fiscal year. The options vest one-third per year beginning one year following grant, but will vest in full upon retirement at age 65 or older. In recognition of Mr. O’Malley’s planned retirement in 2002, the Committee also took action to allow these and previously granted stock options to remain exercisable for five years after Mr. O’Malley’s retirement, but no later than ten years after grant.

$1 Million Pay Deductibility Cap

Section 162(m) of the Internal Revenue Code limits the tax deductibility by the Company of compensation, other than performance-based compensation, in excess of $1 million paid to each of its most highly compensated executive officers. Stock options granted by the Company and bonuses paid through the Executive Officer Annual Incentive Plan are designed to qualify as performance-based and are excluded in calculating the $1 million limit of Section 162(m). Although the aggregate of Mr. O’Malley’s non-performance-based compensation for fiscal 2002 exceeded $1 million, his compensation for fiscal 2002 was not subject to the Section 162(m) limitations because of his retirement prior to the end of the fiscal year.

The Compensation Committee intends to continue to establish executive officer compensation programs that will maximize Tidewater’s income tax deduction, assuming the Committee determines that such actions are consistent with its philosophy and in the best interest of Tidewater and its stockholders. However, from time to time, the Committee may award compensation that is not fully tax deductible if the Committee determines that such award is consistent with its philosophy and in the best interest of Tidewater and its stockholders.

Compensation Committee:

Robert H. Boh, Chairman
Arthur R. Carlson
Lester Pollack
J. Hugh Roff, Jr.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four directors, all of whom the Board believes are independent under the rules of the New York Stock Exchange. The responsibilities of the Audit Committee are set forth in its Charter, which was adopted by the Board and was attached as an exhibit to the Company’s proxy statement for the 2001 Annual Meeting of Stockholders. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the Company’s reporting process including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements with management and the Company’s independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during fiscal year 2002.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved, subject to stockholder ratification, the selection of the Company’s independent auditors for fiscal year 2003.

Audit Committee:

Paul W. Murrill, Chairman
Jon C. Madonna
Donald G. Russell
Richard A. Pattarozzi

PERFORMANCE GRAPH

The following graph compares the change in the cumulative total stockholder return on Company shares with the cumulative total return of the Standard & Poor’s 500 Stock Index and the cumulative total return of the Value Line Oilfield Services Group Index over the last five fiscal years. The graph assumes the investment of $100 on April 1, 1997, at closing prices on March 31, 1997, and the reinvestment of dividends. The Value Line Oilfield Services Group consists of 20 companies.

INTEREST IN CERTAIN TRANSACTIONS

Related Party Transactions

During fiscal 2002, the Company contracted with Bollinger Shipyards, Inc. (“Bollinger Shipyards”) for repair and storage services in the amount of approximately $1,437,957 for vessels owned by the Company. The contracts were awarded to Bollinger Shipyards on the basis of competitive bidding and/or space availability. Donald T. Bollinger is the Chairman and Chief Executive Officer of Bollinger Shipyards and served as a Director of the Company prior to his resignation on May 6, 2002. The Company also entered into a $45 million contract on May 8, 2002, with Bollinger Shipyards on the basis of a competitive bid for the construction of four offshore supply vessels. In the opinion of management, all of the Company’s transactions with Bollinger Shipyards were on terms that were usual, customary, and no less favorable to the Company than would be available from unaffiliated parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers, and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the SEC. To the Company’s knowledge, based on the Company’s review of copies of reports received by the Company and on written representations by certain reporting persons, the Company believes that during fiscal year 2002 all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner, except that Joseph M. Bennett failed to timely file an initial ownership report on Form 3 following his appointment as principal accounting officer and was late in filing one report of two transactions and Cliffe F. Laborde was late in filing a report of a donation to trusts for each of his three children.

PROPOSAL TO REAPPROVE THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

(PROPOSAL 2)

The Proposal

The Executive Officer Annual Incentive Plan (the “Plan”) was originally adopted and approved by the stockholders in 1997. The purpose of presenting the Plan to the stockholders for approval in 1997 was to protect the Company’s federal income tax deduction for bonuses paid to executive officers through the Plan.

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the allowable deduction for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company is limited to $1 million per year. An exclusion from the $1 million limitation is available for compensation that satisfies the requirements provided in Section 162(m) for qualified performance-based compensation. One of the requirements of qualification is stockholder approval of the material terms of the compensation paid through the Plan at least every five years.

The Board of Directors has determined that it is in the best interests of the Company that bonus awards paid through the Plan continue to qualify as performance-based compensation under Section 162(m). The Board of Directors has therefore decided to request that the stockholders reapprove the Plan at the Annual Meeting. The Company is not seeking approval of any amendments to the Plan.

The Plan

Executive officers who have a potential to earn annual compensation in excess of $1 million are eligible to participate in the Plan, if designated by the Compensation Committee (the “Committee”). For fiscal 2003, Dean E. Taylor, the Company’s President and Chief Executive Officer will be the only participant. If the Plan is not approved at the Annual Meeting, the annual incentive bonus to be paid to Mr. Taylor under the Plan will not be paid. In such event, the Committee may determine to pay a bonus to Mr. Taylor on other terms in order to provide fair compensation.

Under the Plan, each designated participant will be paid an annual incentive bonus based on the achievement of pre-established annual performance measures. The performance measures for each year must be established by the Committee no later than the 90th day of the fiscal year. The Plan operates similarly to the annual bonus plan applicable to other officers of the Company, except that the bonus award under the Plan is determined solely by formula, is based solely on Company performance and the Committee has no discretion to increase the formulaic bonus amount. The performance measures used under the Plan to date are adjusted net income, return on total capital and safety performance. These same criteria may be used in the future or awards may be based upon one or more of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, reduction of expenses or increase in cash flow of the Company, a division or a subsidiary. The Committee will determine each year which performance measures will be used and the relative importance of each measure. The Committee will prepare a formula for calculation of the bonus based upon performance targets relative to these performance factors. The targets may be absolute targets, may be relative to a group of peer companies selected by the Committee or may be relative to budget targets, internal goals or levels attained in prior years.

The Committee has discretion to decrease but not increase the amount of the bonus paid to a participant from the amount that would be payable under the terms of the pre-established formula for the applicable year. Prior to the payment of the annual bonus under the Plan, the Committee must certify in writing that the performance goals and the applicable conditions to the payment of the bonus have been met.

Information as to the potential bonus award payable under the Plan for fiscal 2003 is provided in the table below. Additional executive officers may participate in the Plan in future years.

New Plan Benefits Under the
Executive Officer Annual Incentive Plan

	Estimated Dollar Value of Potential Annual Bonus for Fiscal 2003(1)
Name and Position	Target	Maximum
Dean E. Taylor Chairman of the Board President and Chief Executive Officer	$480,000	$876,000

(1)	Based on a percentage of current salary. The potential amount of the bonus for future years is expected to change, but may not exceed $2,000,000 per participant in any year.

Equity Compensation Plan Information

The following table provides information as of March 31, 2002, about equity compensation plans of the Company under which shares of Common Sock are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)		Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by shareholders	4,320,121		$36.23	2,051,033	(1)
Equity compensation plans not approved by shareholders	—		—	222,352	(2)

Balance at March 31, 2002	4,320,121	(3)	$36.23	2,051,033	(1)

(1)
Any of the 23,003 shares remaining available for grant under the Company’s 1997 Stock Incentive Plan could be issued as restricted stock and up to 300,000 shares available for grant under the Company’s 2001 Stock Incentive Plan could be issued as restricted stock or other non-option award.

(2)
All of such shares are issuable as restricted stock under the Company’s Employee Restricted Stock Plan. Under this plan, shares of restricted stock may be granted to key employees of the Company who do not hold officer positions. The shares will be subject to such restrictions on transfer and forfeitability terms as are determined by the Compensation Committee of the Board of Directors or, if the Compensation Committee delegates its authority to set the terms, by the Chief Executive Officer. The shares of restricted stock previously granted under this plan vest 25% per year over a four-year period and are generally forfeited if employment terminates prior to vesting, except in the case of termination of employment as a result of death or disability.

(3)
If the exercise of these outstanding options and issuance of additional shares of Common Stock had occurred as of March 31, 2002, these shares would represent 7% of the then total outstanding Common Stock.

Vote Required

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO REAPPROVE THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

PROPOSAL FOR THE RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(PROPOSAL 3)

Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 2003. Proxies solicited hereby will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the annual financial statements of the Company for 2002 and the reviews of the financial statements included in the quarterly reports of the Company for 2002 were $288,000.

All Other Fees

The aggregate fees billed for all other services rendered by Ernst & Young LLP for 2002 were $564,000, including audit related services of $187,000. Audit related services include fees for audits of subsidiaries, foreign statutory audits, and accounting consultations on accounting standards or specific transactions. Other fees were primarily related to tax consulting services. No fees were paid related to financial information systems design and implementation services.

Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission and the Bylaws of the Company.

Should a stockholder intend to present a proposal at the Annual Meeting to be held in 2003, under Securities and Exchange Commission rules, it must be received by the Secretary of the Company (at 601 Poydras Street, Suite 1900, New Orleans, Louisiana 70130) not less than 120 days in advance of June 12, 2003, in order to be included in the Company’s Proxy Statement and form of proxy relating to that meeting.

The Company’s Bylaws provide that in addition to any other applicable requirements for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting, provided that in the event that the Annual Meeting is called for a date more than 50 days prior to such anniversary date, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Bylaws provide that a stockholder’s notice to the Secretary must set forth among other things, specified information as to the matters to be brought before the meeting and as to the stockholder making the proposal. This requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with such procedures.

The Bylaws further provide that a stockholder of the Company entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Such nominations shall be made pursuant to notice in writing to the Secretary, which must be delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting, provided that in the event the Annual Meeting is called for a date more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such stockholder’s notice to the Secretary must set forth among other things, specified information as to the nominees and as to the stockholder making the nomination. The Company may require any proposed nominee to furnish such information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.

OTHER MATTERS

The Board of Directors knows of no business, other than that described above, that will be presented to the meeting but, should any other matters properly arise before the meeting, the persons named in the enclosed proxies will vote the proxies in accordance with their best judgment.

By Order of the Board of Directors

Cliffe F. Laborde
Executive Vice President, Secretary
and General Counsel

New Orleans, Louisiana
June 12, 2002

PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. STOCKHOLDERS CAN ALSO CALL IN THEIR VOTE BY TOUCHTONE TELEPHONE OR SEND IT OVER THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

2730-PS-02

PROVISIONS OF THE TIDEWATER INC.
EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

I.	PLAN OBJECTIVE

The primary objective of the Tidewater Inc. Executive Officer Annual Incentive Plan (Executive Incentive Plan) is to reward Tidewater’s Executive Officers for their assistance in helping the Company achieve its financial and operating goals for the fiscal year.

The Executive Incentive Plan links a significant element of variable annual compensation to the accomplishment of these goals.

The Compensation Committee of the Board of Directors established this Plan to maximize Tidewater’s deduction under Section 162 of the Internal Revenue Code, provided that such actions are consistent with its philosophy and in the best interest of Tidewater and its shareholders. Notwithstanding the provisions of Section 162(m) of the Internal Revenue Code, the Committee may award compensation that is not fully tax deductible if the Company determines that such award is consistent with its philosophy and in the best interest of Tidewater and its shareholders.

II.	BASIC PLAN CONCEPT

The Plan concept for fiscal 1998 focuses primarily on Tidewater’s overall performance and is comprised of three specific criteria: (1) adjusted net income, (2) return of total capital, and (3) safety. These criteria are the bases upon which a monetary pool is established for the participants if certain financial and operating goals are accomplished.

III.	ELIGIBILITY CRITERIA

Eligibility for participation in the Executive Incentive Plan is limited to those executive officers who have a potential to earn compensation in excess of $1,000,000. The specific positions eligible to participate in the Plan will be reviewed and determined annually by the Compensation Committee of the Board of Directors, but for fiscal 1998, Tidewater’s Chief Executive Officer (CEO) is the sole eligible participant.

IV.	AWARD OPPORTUNITIES

Prior to June 30 of each fiscal year, Tidewater will specify target incentive awards for each eligible position. These target awards will determine the threshold and maximum incentive award amounts. These amounts are determined from each eligible participant’s base salary multiplied by the target percent associated with the participant’s position within the Company. For fiscal year 1998, the Company has established that the CEO’s target award will be the equivalent of 100% of base salary, and the maximum award will be equivalent to 200% of base salary. The threshold and maximum awards are intended to recognize the risk/reward component of the Company’s overall compensation program. The annual award to a participant under this Plan will not exceed $2 million.

V.	PERFORMANCE MEASURES AND STANDARDS

The performance goals under which a bonus may be paid shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years.

Prior to the beginning of each fiscal year, specific corporate and divisional measures and standards will be set. In addition, the appropriate weighing of each measure will also be established.

Before any individual incentive amount can be awarded, Tidewater must first achieve minimum (threshold) performance in at least one of the three Company performance measures.

The performance measures for fiscal 1998 are as follows:

(1)
Adjusted Net Income (ANI) versus Budget. - Under this test, net income as compared with budgeted net income, adjusted as specified below, is used. This test compares actual results against budgeted results for the year. Under this performance measurement, the

Company’s ANI must be at least 50% of the budgeted net income, for a minimum (threshold) award to be paid. For fiscal year 1998, due to the aggressive nature of the budget, a threshold incentive award will be paid if the Company’s adjusted net income reaches at least 90% of budget. Pro-rating will be permitted. (Exhibit 2 illustrates this test). This measurement carries a weight of 37.5% of the participant’s total award.

To encourage good management/business decisions, certain adjustments to net income will be made in determining if the net income test has been met. Accordingly, the following items reported in the Company’s consolidated statement of earnings will be added to or subtracted from net income as reported in order to determine net income for purposes of the Plan:

1)	Cumulative affect of accounting changes.

2)	Extraordinary items, as that term is defined in Accounting Principles Board Opinion #30.

3)	Discontinued operations; and

4)	Unusual or infrequently occurring items (less the amount of related income taxes), as that term is used in Accounting Principles Board Opinion #30.

Note: For purposes of calculating achievement of this performance measure, budgeted net income shall be divided by the average number of common shares outstanding for the year as contemplated by the budget. Likewise, the amount of adjusted net income shall be divided by the average number of common shares outstanding during the year. When calculating these earnings per share calculations, common stock equivalent shall not be considered in determining the average number of common shares outstanding.

(2)
Return of Total Capital (ROTC) - Under this performance measurement, the Company must attain at least a 40th percentile when compared to the Value Line Peer Group (See Exhibit 1) on ROTC. ROTC is defined as:

Earnings Before Interest Expense, Taxes
Depreciation and Amortization (EBITDA)
Average Shareholders Equity + Average Long-Term Debt
(including current maturities of Long-Term Debt)

This measurement carries a weight of 37.5% of the participant’s total award.

Note: Average shareholders equity and average long-term debt shall be determining by summing the respective totals as of the end of each interim quarterly reporting period during the fiscal year and shown on the Company’s consolidated balance sheet and dividing such sums by the number of interim reporting periods.

The standard for the ROTC performance measure will be established by considering Tidewater’s performance against the Value Line Peer Group of companies (See Exhibit 1). When determining peer group performance ranking, pro-rating is not permitted below the 50th percentile.

(3)
Safety performance—This measurement is determined by achievement of the Company’s overall established safety performance goals for the fiscal year (See Exhibit 2). Under this performance measure, payout is directly correlated with the maximum allowable LTA’s for the current fiscal year. For fiscal year 1998, it has been determined that there will be no payout if 41 or more LTA’s occur during the fiscal year. Twenty-one (21) or less LTA’s for fiscal year 1998 will yield a 200% award, which is the maximum payout allowed under this measurement. For this measurement, non-job related deaths will not count as an LTA. The safety performance measurement carries a weight of 25% of the individual’s total award.

VI.	AWARD CALCULATIONS

The actual amount of the incentive award depends upon the attainment of Company performance in each of the three criteria. Each measurement operates independently of the other in determining the award due for the fiscal year. Thus, the Company could achieve above threshold on one performance measure and below threshold on another performance measure and still have funds available in the pool. Exhibit 2 illustrates the threshold and maximum payouts for each component of the Plan. The Compensation Committee has discretion to decrease but not increase the amount of the bonus paid to a participant from the amount that would be payable under the pre-established formula for the applicable fiscal year.

VII.	AWARD PAYMENTS

Awards will be paid in cash.

EXHIBIT 1

TIDEWATER INC.

Value Line Peer Group List
for Return on Total Capital Performance Objective
Fiscal Year 1998

The following list of companies represents the Value Line Oilfield Services Industry Peer Group for the fiscal year 1998.

COMPANY NAME

BJ Services
Baker Hughes
Camco International
Daniel Industries
Dresser Industries
Ensco International
Global Marine
Halliburton Company
Helmerich & Payne
Nabors Industries
Parker Drilling
Petroleum Geo-Services (ADR)
Rowan Companies
Schlumberger, Ltd.
Smith International, Inc.
Tidewater Inc.
TransOcean Offshore
Varco International
Weatherford Enterra
Western Atlas, Inc.

The above Peer Group list will be updated at the beginning of each fiscal year. The effective mergers and acquisitions within the Peer Group for purposes of excluding any given company in the year will also be considered.

PROXY

TIDEWATER INC.

The undersigned appoints William C. O’Malley and Dean E. Taylor as proxies, each with power to act alone or by substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Tidewater Inc. to be held on July 25, 2002, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NOT DIRECTED, FOR EACH NOMINEE AND FOR ALL PROPOSALS LISTED HEREIN, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

[SEE REVERSE SIDE]                                                                                                      [SEE REVERSE SIDE]

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TIDEWATER INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

[Direct your vote by Telephone]	[Direct your vote by Internet]
It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).	It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:

1. Read the accompanying Proxy Statement and Voting Instruction Card.	1. Read the accompanying Proxy Statement and Voting Instruction Card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2. Go to the Website http://www.eproxyvote.com/tdw

3. Enter your 14-digit Voter Control Number located on your Voting Instruction Card above your name.	3. Enter your Voter Control Number located on your Voting Instruction Card above your name.

4. Follow the recorded instructions.	4. Follow the instructions provided.

Your vote is important!	Your vote is important!
Call 1-877-PRX-VOTE anytime!	Go to http://www.eproxyvote.com/tdw anytime!

Do not return your Voting Instruction Card if you are directing your vote by Telephone or Internet

[X] Please mark votes as in this example.

IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2 AND 3.

1.    To elect directors:
Nominees: (01) Robert H. Boh, (02) Richard A. Pattarozi and (03) Donald G. Russell
FOR ALL NOMINEES [_] WITHHELD FROM ALL NOMINEES [_]
[_] For all nominees except as noted above

2.    To reapprove the Tidewater Inc. Executive Officer Annual Incentive Plan.
FOR [_] AGAINST [_] ABSTAIN [_]

3.    To ratify the selection of Ernst & Young LLP as independent auditors.
FOR [_] AGAINST [_] ABSTAIN [_]

4.    In the Trustees’ discretion to vote upon such other business as may properly come before the Meeting.

MARK HERE FOR ADDRESS CHANGE AND VOTE AT LEFT [_]

Please vote, date, sign and promptly return this Voting Instruction Card in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature:                                             Date:                          Signature:                                              Date:

VOTING INSTRUCTIONS	VOTING INSTRUCTIONS

Tidewater Savings Plan
And Tidewater Inc. Grantor Stock Trust

The undersigned directs the Trustees of the Tidewater Savings Plan (the “Savings Plan”) and the Tidewater Inc. Grantor Stock Trust (the “Grantor Trust”) to vote as designated herein the shares of Tidewater Inc. Common Stock held in the Savings Plan and the Grantor Trust with respect to which the undersigned is entitled to direct the vote under the terms of the Savings Plan and the Grantor Trust at the annual Meeting of Stockholders of the company to be held on July 25, 2002, and any adjournment thereof (the “Meeting”). The undersigned acknowledges receipt of the Company’s Proxy Statement for the Meeting. The Trustees are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

[SEE REVERSE SIDE]                                                                                                       [SEE REVERSE SIDE]

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TIDEWATER INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

[Vote by Telephone]	[Vote by Internet]

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).	It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.	1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2. Go to the Website http://www.eproxyvote.com/tdw

3. Enter your Voter Control Number located on your Proxy Card above your name.	3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.	4. Follow the instructions provided.

Your vote is important!	Your vote is important!
Call 1-877-PRX-VOTE anytime!	Go to http://www.eproxyvote.com/tdw anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

[X]    Please mark votes as in this example.

IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2 AND 3.

1.    To elect directors
  Nominees: (01) Robert H. Boh, (02) Richard A. Pattarozi
                      and (03) Donald G. Russell

FOR ALL NOMINEES    [_]
WITHHELD FROM ALL NOMINEES    [_]
[_]    _________________________________
For all nominees except as noted above

2.    To reapprove the Tidewater Inc. Executive Officer Annual Incentive Plan.

FOR    [_]    AGAINST    [_]    ABSTAIN    [_]

3.    To ratify the selection of Ernst & Young LLP as independent auditors.

FOR    [_]    AGAINST    [_]    ABSTAIN    [_]

4.    Such other matters as may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [_]

Please vote, date, sign and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is issued in the names of two or more persons, each of them should sign the proxy. If the proxy is executed by a corporation, it should be signed in the corporate name by an authorized officer. When signing as attorney, executor, administrator, trustee, or guardian, or in any other representative capacity, give full title as such.

Signature: ____________________ Date: _______________ Signature:____________________ Date: _______________